Exhibit 4.3

Execution Version

FIRST AMENDMENT TO CREDIT AGREEMENT

THIS FIRST AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is made and entered into as of February 2, 2018, by and among LANDSTAR SYSTEM HOLDINGS, INC., a Delaware corporation (the “Borrower”), LANDSTAR SYSTEM, INC., a Delaware corporation (the “Parent”), the subsidiaries of the Borrower that are parties to this Amendment (the “Subsidiary Guarantors”), those Lenders (as hereinafter defined) that are parties to this Amendment and JPMORGAN CHASE BANK, N.A., as administrative agent for the Lenders (in such capacity, the “Administrative Agent”).

W I T N E S S E T H:

WHEREAS, the Borrower, the Parent, the Subsidiary Guarantors, the several banks and other financial institutions that are parties thereto (the “Lenders”) and the Administrative Agent are parties to a certain Credit Agreement, dated as of June 2, 2016 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Credit Agreement), pursuant to which the Lenders have made certain financial accommodations available to the Borrower;

WHEREAS, the Borrower has requested that the Lenders and the Administrative Agent amend certain provisions of the Credit Agreement and release Landstar Canada Holdings, Inc. (“LCHI”) from its guaranty, and subject to the terms and conditions hereof, the Lenders are willing to do so;

NOW, THEREFORE, for good and valuable consideration, the sufficiency and receipt of all of which are acknowledged, the Borrower, the Parent, the Subsidiary Guarantors, the Lenders party hereto, and the Administrative Agent agree as follows:

1. Amendments. Upon satisfaction of the conditions set forth in Section 3 hereof, the Credit Agreement is hereby amended as follows

(a) Section 1.1 of the Credit Agreement is hereby amended by replacing the defined term “Foreign Subsidiary” appearing therein with the following:

“Foreign Subsidiary”: any Subsidiary (i) that is organized under the laws of a jurisdiction other than one of the fifty states of the United States or the District of Columbia or (ii) substantially all of the assets of which consist of stock (or stock and indebtedness) of one or more other Foreign Subsidiaries and/or intellectual property relating to any such Foreign Subsidiary (or any Subsidiary thereof) and/or other assets (including cash) relating to an ownership interest in any such stock, indebtedness and/or intellectual property.

(b) Section 6.9 of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

Section 6.9. Additional Subsidiaries. Cause each Subsidiary (other than any Receivables SPV) created or acquired after the Closing Date and into which the Loan Parties have made Investments equal to or greater than $5,000,000 in the aggregate, to promptly execute a supplement pursuant to which such Subsidiary becomes a party to the Subsidiaries Guarantee. Notwithstanding the foregoing, no such supplement shall be required to be executed by any Foreign Subsidiary or any Domestic Subsidiary of a Foreign Subsidiary where the Guarantee Obligations of such Foreign Subsidiary or Domestic Subsidiary of a Foreign Subsidiary arising under the Subsidiaries Guarantee would, in the reasonable judgment of the Borrower, have adverse tax consequences to the Borrower or the Parent; provided, however, that in lieu of providing such supplement, the relevant Loan Party shall promptly execute and deliver to the Administrative Agent a Pledge Agreement pursuant to which such Loan Party shall grant to the Administrative Agent, for the benefit of the Lenders, a first-priority, perfected pledge and security interest in 65% of each series of outstanding voting Capital Stock and 100% of each series of outstanding non-voting Capital Stock of any Foreign Subsidiary held by such Loan Party (excluding any Foreign Subsidiary of a Foreign Subsidiary), in each case, created or acquired after the Closing Date and into which the Loan Parties have made Investments equal to or greater than $5,000,000 in the aggregate, together with the certificates, if any, representing such pledged Capital Stock and undated stock powers or other appropriate instruments of transfer executed and delivered in blank. Any such supplement or Pledge Agreement shall be accompanied by evidence of organizational authorization for the execution and delivery thereof and opinions of counsel for the respective Loan Parties that are parties thereto with respect to the authorization, execution, and enforceability thereof, all in form and substance reasonably satisfactory to the Administrative Agent. For the avoidance of doubt, a Foreign Subsidiary shall not be a Loan Party.

(c) Section 7.2(s) of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

(s) Indebtedness of any Subsidiary that is not a Loan Party to any Loan Party or to another Subsidiary that is not a Loan Party, in each case incurred in connection with a loan, advance or investment permitted by Section 7.10(r).

(d) Section 7.3 is hereby amended to (i) delete “and” at the end of clause (l), (ii) delete “.” at the end of clause (m) and replace it with “; and” and (iii) insert the following new clause (n) at the end of Section 7.3:

(n) Liens securing any Indebtedness incurred by a Subsidiary that is not Loan Party to another Subsidiary that is not a Loan Party.

(e) Section 7.10(r) of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

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(r) (i) loans or advances to, or other investments in, (x) Subsidiaries that are not Loan Parties and (y) joint ventures in which the Parent, the Borrower or any of their Subsidiaries is a participant; provided, that all such loans, advances or other investments may not exceed $60,000,000 at any one time outstanding, and (ii) loans or advances to, or other investments in, any Subsidiary that is not a Loan Party by another Subsidiary that is not a Loan Party.

2. Release of LCHI Upon satisfaction of the conditions set forth in Section 3 hereof and immediately prior to the effectiveness of Section 6 hereof, the Administrative Agent and the Lenders hereby (i) irrevocably release LCHI from the Credit Agreement, the Subsidiaries Guarantee and each other Loan Document, if any, to which it is a party immediately prior to the date hereof and (ii) agree that LCHI shall no longer be a “Subsidiary Guarantor” under the Subsidiaries Guarantee or a “Loan Party” or a “Guarantor” under the Credit Agreement or any other Loan Document. In consideration of the foregoing, LCHI hereby irrevocably releases and forever discharges the Lenders and the Administrative Agent and their affiliates, subsidiaries, successors, assigns, directors, officers, employees, agents, consultants and attorneys (each, a “Released Person”) of and from any and all claims, suits, actions, investigations, proceedings or demands, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute or common law of any kind or character, known or unknown, which LCHI ever had or now has against any Lender, the Administrative Agent or any other Released Person which relates, directly or indirectly, to any acts or omissions of any Released Person relating to the Credit Agreement, the Subsidiaries Guarantee or any other Loan Document on or prior to the date hereof.

3. Conditions to Effectiveness of this Amendment. Notwithstanding any other provision of this Amendment and without affecting in any manner the rights of the Lenders hereunder, it is understood and agreed that this Amendment shall not become effective, and neither the Borrower nor any other Loan Party shall have any rights under this Amendment, until the Administrative Agent shall have received (i) reimbursement or payment of its costs and expenses incurred in connection with this Amendment or the Credit Agreement (including reasonable fees, charges and disbursements of King & Spalding LLP, counsel to the Administrative Agent), (ii) executed counterparts to this Amendment from the Borrower, the Parent, each other Loan Party (including, for the avoidance of doubt, LCHI), and the Lenders, (iii) a Pledge Agreement executed by the Borrower in respect of 65% of each series of outstanding voting Capital Stock and 100% of each series of outstanding non-voting Capital Stock (if any) of each of LCHI and Landstar MH I LLC, together with the certificates, if any, representing such pledged Capital Stock and undated stock powers or other appropriate instruments of transfer executed and delivered in blank and (iv) evidence of organizational authorization for the execution and delivery of such Pledge Agreement and an opinion of counsel for the Borrower with respect to the authorization, execution, and enforceability thereof, all in form and substance reasonably satisfactory to the Administrative Agent.

4. Representations and Warranties. To induce the Lenders and the Administrative Agent to enter into this Amendment, the Borrower hereby represents and warrants to the Lenders and the Administrative Agent that:

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(a) the execution, delivery and performance by the Borrower, the Parent and each other Loan Party of this Amendment are within such Loan Party’s organizational powers and have been duly authorized by all necessary organizational approvals, consents and actions;

(b) the execution, delivery and performance by the Borrower, the Parent and each other Loan Party of this Amendment do not (i) contravene in any material respect any applicable provision of any law, statute, rule or regulation, or any applicable order, writ, injunction or decree of any court or governmental instrumentality, (ii) conflict with or result in any breach of any term, covenant, condition or other provision of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of the Borrower, the Parent, or any other Loan Party under, the terms of any material contractual obligation (other than the Loan Documents) to which the Borrower, the Parent or any other Loan Party is a party or by which it or any of its properties or assets are bound or to which it may be subject, or (iii) violate or conflict with any provision of the charter, articles or certificate of incorporation, by-laws, or other applicable governance documents of the Borrower, the Parent or any other Loan Party;

(c) this Amendment has been duly executed and delivered by the Borrower, the Parent and each other Loan Party and constitutes a legal, valid and binding obligation of the Borrower, the Parent and each other Loan Party, enforceable against it in accordance with its terms, subject as to enforcement only to bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and general equitable principles (whether enforcement is sought by proceedings in equity or at law); and

(d) after giving effect to this Amendment, the representations and warranties contained in the Credit Agreement and in the other Loan Documents shall be true and correct in all material respects (except any such representation or warranty that is qualified or limited by its terms by materiality, in which case such representation or warranty shall be true and correct), except to the extent that any such representation or warranty relates solely to an earlier date, in which case it shall have been true and correct in all material respects as of such earlier date, and no Default or Event of Default has occurred and is continuing as of the date hereof.

5. Effect of Amendment. Except as set forth expressly herein, all terms of the Credit Agreement, as amended hereby, and the other Loan Documents shall be and remain in full force and effect and shall constitute the legal, valid, binding and enforceable obligations of the Borrower, the Parent, and each other Loan Party to the Lenders and the Administrative Agent. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Lenders under the Credit Agreement, nor constitute a waiver of any provision of the Credit Agreement. This Amendment shall constitute a Loan Document for all purposes of the Credit Agreement.

6. Reaffirmation of Guarantees. Each of the Parent and the Subsidiary Guarantors (each a “Guarantor” and collectively the “Guarantors”, and excluding, for the avoidance of doubt, LCHI), consents to the execution and delivery by the Borrower of this Amendment and hereby ratifies and confirms the terms of each Guarantee to which it is a party with respect to all Indebtedness and other Obligations now or hereafter outstanding under the Credit Agreement as amended hereby. Each Guarantor acknowledges that, notwithstanding anything to the contrary

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contained herein or in any other document evidencing any Indebtedness of the Borrower to the Lenders or any other Obligations, or any actions now or hereafter taken by the Lenders with respect to any such Indebtedness or other Obligation, each Guarantee (i) is and shall continue to be a primary obligation of each Guarantor that is a party thereto, (ii) is and shall continue to be an absolute, unconditional, continuing and irrevocable guaranty of payment, and (iii) is and shall continue to be in full force and effect in accordance with its terms. Nothing contained herein to the contrary shall release, discharge, modify, change or affect the liability of any Guarantor under any of the Guarantees.

7. Governing Law. This Amendment shall be governed by, and construed in accordance with, the internal laws of the State of New York.

8. No Novation. This Amendment is not intended by the parties to be, and shall not be construed to be, a novation of the Credit Agreement or any other Loan Document or an accord and satisfaction in regard thereto.

9. Costs and Expenses. The Borrower agrees to promptly pay upon request all costs and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Amendment, including, without limitation, the reasonable fees and out-of-pocket expenses of outside counsel for the Administrative Agent with respect thereto.

10. Counterparts. This Amendment may be executed by one or more of the parties hereto in any number of separate counterparts, each of which shall be deemed an original and all of which, taken together, shall be deemed to constitute one and the same instrument. Delivery of an executed counterpart of this Amendment by facsimile transmission or by electronic mail in pdf form shall be as effective as delivery of a manually executed counterpart hereof.

11. Binding Nature. This Amendment shall be binding upon and inure to the benefit of the parties hereto, their respective successors and assigns.

12. Entire Understanding. This Amendment sets forth the entire understanding of the parties with respect to the matters set forth herein, and shall supersede any prior negotiations or agreements, whether written or oral, with respect thereto.

[Signature Pages To Follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

BORROWER:

LANDSTAR SYSTEM HOLDINGS, INC.

By:	/s/ L. Kevin Stout
Name: L. Kevin Stout
Title: VP-CFO

PARENT:

LANDSTAR SYSTEM, INC.

By:	/s/ L. Kevin Stout
Name: L. Kevin Stout
Title: VP-CFO

RELEASED SUBSIDIARY
GUARANTOR:

LANDSTAR CANADA HOLDINGS, INC.

By:	/s/ L. Kevin Stout
Name: L. Kevin Stout
Title: VP-CFO

[Signature Page to First Amendment to Credit Agreement]

SUBSIDIARY GUARANTORS:

LANDSTAR ACQUISITION CORPORATION

LANDSTAR CAPACITY SERVICES, INC.

LANDSTAR CORPORATE SERVICES, INC.

LANDSTAR EXPRESS AMERICA, INC.

LANDSTAR GEMINI, INC.

LANDSTAR GLOBAL LOGISTICS, INC.

LANDSTAR INWAY, INC.

LANDSTAR LIGON, INC.

LANDSTAR RANGER, INC.

LANDSTAR TRANSPORTATION LOGISTICS, INC.

RISK MANAGEMENT CLAIM SERVICES, INC.

By:	/s/ L. Kevin Stout
Name: L. Kevin Stout
Title: VP-CFO

SIGNATURE INSURANCE COMPANY

By:	/s/ Kieran Mehigan
Name: Kieran Mehigan
Title: On Behalf of Marsh Management
Services Cayman, Ltd.
As Assistant Secretary

[Signature Page to First Amendment to Credit Agreement]

JPMORGAN CHASE BANK, N.A., as Administrative Agent, Swing Line Lender,
Issuing Lender and a Lender

By:	/s/ John A. Horst
Name: John A. Horst
Title: Executive Director

[Signature Page to First Amendment to Credit Agreement]

BANK OF AMERICA, N.A., as Co-Syndication Agent and a Lender

By:	/s/ Zachary Griffith
Name: Zachary Griffith
Title: Associate

[Signature Page to First Amendment to Credit Agreement]

BRANCH BANKING AND TRUST COMPANY, as Co-Documentation Agent and a Lender

By:	/s/ C. William Buchholz
Name: C. William Buchholz
Title: Senior Vice President

[Signature Page to First Amendment to Credit Agreement]

SUNTRUST BANK, as Co-Documentation Agent and a Lender

By:	/s/ Chris Hursey
Name: Chris Hursey
Title: Director

[Signature Page to First Amendment to Credit Agreement]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Co-Syndication Agent and a Lender

By:	/s/ Laura V. Edwards
Name: Laura V. Edwards
Title: SVP

[Signature Page to First Amendment to Credit Agreement]